Intuitive Surgical Announces Record $72.1 Million Fourth Quarter Revenue, Up 60%

SUNNYVALE, CA -- 02/02/2006 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported fourth quarter 2005 sales of $72.1 million, increasing 60% from $45.2 million for the fourth quarter of 2004. Higher sales were driven by increased da Vinci® Surgical System sales and continued growth in recurring revenue.

Intuitive sold 40 da Vinci® Surgical Systems during the fourth quarter of 2005, compared to 25 in the fourth quarter of 2004. Fourth quarter 2005 system revenue increased to $41.3 million from $27.1 million during the fourth quarter of 2004.

Fourth quarter 2005 recurring revenue, consisting of instrument, accessory, service and training revenue, increased 70% to $30.8 million from $18.1 million during the fourth quarter of 2004. Recurring revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

Intuitive reported net sales of $227.3 million for the year ended December 31, 2005, increasing 64% from $138.8 million in 2004.

                           Quarter Ended,               Year Ended,
                     -------------------------- --------------------------
                     12/31/05 12/31/04 Increase 12/31/05 12/31/04 Increase
                     -------- -------- -------- -------- -------- --------
Revenue ($Millions)

Systems              $   41.3 $   27.1 $   14.2 $  124.6 $   78.8 $   45.8
Instruments/
 Accessories             20.6     11.6      9.0     67.8     37.6     30.2
Service/Training         10.2      6.5      3.7     34.9     22.4     12.5
                     -------- -------- -------- -------- -------- --------
                     $   72.1 $   45.2 $   26.9 $  227.3 $  138.8 $   88.5
                     ======== ======== ======== ======== ======== ========
da Vinci® Surgical
 System Unit Sales       40       25       15      115       76       39
                     ======== ======== ======== ======== ======== ========

Fourth quarter 2005 operating income increased to $23.5 million, up from $10.9 million reported for the fourth quarter of 2004.

During the fourth quarter 2005, the company released a valuation allowance on its deferred tax asset, resulting in a negative income tax expense of $24.1 million for the period. Including the impact of this tax event, the company reported fourth quarter 2005 net income of $49.5 million, or $1.31 per diluted share, compared to $11.7 million, or $0.32 per diluted share for the fourth quarter of 2004. Cash, cash equivalents and short-term investments ended the period at $202.7 million, up $13.3 million from last quarter.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, "We are pleased with our fourth quarter revenue and earnings growth. These financial results reflect the continued adoption of da Vinci Surgery in the marketplace and the progress we have made toward our mission of extending the benefits of minimally invasive surgery to the broadest possible base of patients."

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

                     INTUITIVE SURGICAL, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                           (UNAUDITED)

                                 Three Months Ended,   Fiscal Year Ended,
                                --------------------  --------------------
                                 12/31/05   12/31/04   12/31/05   12/31/04
                                ---------  ---------  ---------  ---------
Sales:
 Products                       $  61,919  $  38,754  $ 192,417  $ 116,338
 Services                          10,176      6,440     34,921     22,465
                                ---------  ---------  ---------  ---------
Total sales                        72,095     45,194    227,338    138,803

Cost of sales:
 Products                          18,785     12,601     58,357     40,472
 Services                           4,748      2,789     15,412     10,341
                                ---------  ---------  ---------  ---------
Total cost of sales                23,533     15,390     73,769     50,813
                                ---------  ---------  ---------  ---------

 Gross profit                      48,562     29,804    153,569     87,990
 Gross profit %                      67.4%      65.9%      67.6%      63.4%
Operating costs and expenses:
 Selling, general, and
  administrative                   20,784     14,616     67,443     48,994
 Research and development           4,268      4,241     17,354     17,812
                                ---------  ---------  ---------  ---------
     Total operating costs and
      expenses                     25,052     18,857     84,797     66,806
                                ---------  ---------  ---------  ---------
Income from operations             23,510     10,947     68,772     21,184
Other income, net                   1,928      1,096      5,035      3,020
                                ---------  ---------  ---------  ---------
Income before income tax
 provision                         25,438     12,043     73,807     24,204
Income tax provision/(benefit)    (24,087)       361    (20,327)       726
                                ---------  ---------  ---------  ---------
Net income                      $  49,525  $  11,682  $  94,134  $  23,478
                                =========  =========  =========  =========

Net earnings per share -
 Basic                          $    1.38  $    0.34  $    2.68  $    0.70
                                =========  =========  =========  =========
 Diluted                        $    1.31  $    0.32  $    2.51  $    0.67
                                =========  =========  =========  =========
Weighted average shares
 outstanding  used to compute
 net earnings  per share -
 Basic                             35,819     34,098     35,070     33,693
                                =========  =========  =========  =========
 Diluted                           37,675     36,244     37,488     34,976
                                =========  =========  =========  =========

                     INTUITIVE SURGICAL, INC.
                   CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS)

                                             (Unaudited)
                                               12/31/05    12/31/04 (a)
                                             -----------   -----------
Assets
Current assets:
 Cash and cash equivalents                         5,508         5,771
 Investments                                     197,231       126,267
 Accounts receivable, net                         52,849        35,443
 Inventory                                        15,170         5,966
 Prepaids                                          6,131         3,032
 Deferred tax asset                                5,290             -
 Restricted cash                                     319           205
                                             -----------   -----------
   Total current assets                          282,498       176,684

Property and equipment, net                       52,225        27,065
Restricted cash                                        -           319
Intangible assets, net                             5,353         6,221
Deferred tax asset                                36,574             -
Goodwill                                         124,638       143,332
Other assets                                       1,405           608
                                             -----------   -----------

Total assets                                 $   502,693   $   354,229
                                             ===========   ===========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                  7,950         4,485
 Accrued compensation and employee benefits       14,997        10,321
 Deferred revenue                                 25,313        15,372
 Restructuring accrual                               293           541
 Other accrued liabilities                         9,434         7,057
 Deferred tax liability                              291
 Current portion of notes payable                      -           609
                                             -----------   -----------

   Total current liabilities                      58,278        38,385

Deferred revenue                                     198           505
Other accrued liabilities                            811           407
Deferred tax liability                               815             -

Stockholders' equity
 Common stock                                         36            34
 Preferred stock                                       -             -
 Additional paid-in capital                      465,021       430,362
 Accumulated deficit                             (20,989)     (114,936)
 Treasury stock                                        -          (136)
 Accumulated other comprehensive loss             (1,477)         (392)
                                             -----------   -----------
   Total stockholders' equity                    442,591       314,932
                                             -----------   -----------

Total liabilities and stockholders' equity   $   502,693   $   354,229
                                             ===========   ===========

(a) - Derived from the audited financial statements included in the
Company's Annual Report on Form 10-K for the year ended December 31,
2004 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contacts:

Ben Gong
408-523-2175

Sarah Norton
408-523-2161